U S WEST THIRD QUARTER EARNINGS
     5


EXHIBIT 99A

[U S WEST LOGO]
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Release Date:  October 27, 1995

Contact:       Bruce Amundson (303) 793-6296
               Becky Winning (303) 793-6367
               Lois Leach (303) 793-6355

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                   U S WEST REVENUES INCREASE 7.2 PERCENT;
                       COMMUNICATIONS AND MEDIA GROUPS
                        REPORT STRONG CUSTOMER GROWTH

ENGLEWOOD, Colo. - Strong growth from its wireless operations combined with growing demand for telephone service in its 14-state region drove solid U S WEST third quarter results.
Results for the quarter ending September 30 include:
* REVENUES of $3 billion, a 7.2 percent increase compared with third quarter last year.
*     EBITDA -  earnings before interest, taxes, depreciation and amortization
  -  of $1.3 billion, a 9 percent increase compared with last year.
*     INCOME of $314 million, a 1 percent decrease from last year.
* EARNINGS PER SHARE (EPS) of 67 cents, compared with 70 cents last year. All third quarter results exclude gains from the sale of rural exchanges, expenses associated with the creation of targeted stock, and an extraordinary loss resulting from the early retirement of debt. Results do, however, include the effects of acquisitions in 1994.
"Our combined operations continue producing solid results," said Richard McCormick, U S WEST chairman and chief executive officer. "We believe that shareowner value will be further enhanced by our plan to create two targeted stocks. Based on the overwhelming shareowner support we've received so far, the stocks will begin trading on a 'when issued' basis today with distribution of the two stocks beginning on November 1."
Under the company's targeted stock proposal, U S WEST Communications Group (NYSE:USW) will track the 14_state telecommunications business. It will continue paying dividends at the current rate. The other stock, U S WEST Media Group (NYSE:UMG), will track cable/telephony, wireless, and directory businesses globally. It will not pay a dividend.
                        U S WEST COMMUNICATIONS GROUP
U S WEST Communications Group reported record revenues, solid EBITDA growth and improved net income for the third quarter.
Operational highlights for the quarter include:
* REVENUES of $2.4 billion, a 3.2 percent increase compared with the same period last year.
*     EBITDA of $1.1 billion, a 6 percent increase from third quarter last year.
* REPORTED INCOME of $287 million, an increase of 8 percent compared with the same quarter last year. Income includes gains associated with the sale of selected rural telephone exchanges, expenses associated with the creation of targeted stock and an extraordinary charge related to the early retirement of debt. Normalized for these one-time items, income was $276 million, a 3 percent increase over third quarter a year ago.
* REPORTED EPS of 61 cents for the third quarter, a slight increase from EPS of 59 cents for the same period last year. EPS includes a gain of 4 cents associated with the sale of selected rural exchanges, expenses of 1 cent related to the creation of targeted stock, and an extraordinary charge of 1 cent related to the early retirement of debt. Normalized for these one-time items EPS was 59 cents, unchanged from the prior year.
* SUBSCRIBER GROWTH - Excluding the sale of rural exchanges, the number of telephone access lines served increased by 4.2 percent compared with
  third quarter last year.   U S WEST Communications Group now serves 14.7
  million access lines.
* BILLED MINUTES OF USE, an indicator of long-distance calling volume, grew by 10.3 percent when compared with third quarter last year.
"Ongoing growth in our 14-state region and increasing demand for additional lines and services boosted top-line results in the third quarter," said Sol Trujillo, U S WEST Communications president and CEO. "We expect continued strong revenue growth as we explore new market opportunities and introduce new services to meet specific customer needs.
"We're also pursuing aggressive initiatives to improve customer service," Trujillo said. "Increased labor and depreciation expenses related to these initiatives continue to dampen earnings growth. However, we expect our short-term investment in service quality to drive long-term improvements in growth and profits."
Other U S WEST Communications Group highlights for the quarter include:
* The launch of TeleChoice [Registered Trademark], an interactive video dial tone service currently in test in Omaha; and
* The introduction of !NTERACT[Trademark], a new Internet-based desktop computer networking service for barrier-free business-to-business communications.
U S WEST Communications Group provides telecommunications and high speed data services to more than 25 million customers in 14 western and midwestern states.
                             U S WEST MEDIA GROUP
     Strong revenue and EBITDA growth highlight U S WEST Media Group third quarter results.
For the quarter, Media Group reported proportionate revenues of $1.3 billion, a 17 percent increase from last year. Reported proportionate EBITDA for the quarter was $336 million, a 30 percent increase from last year. Adjusting for last year's purchase of MediaOne cable properties in Atlanta, proportionate revenue increased 12 percent and EBITDA grew 19 percent.
"All the critical components of our long_term strategy - cable, wireless and directory publishing - continue outperforming their peer groups in several key areas," said Chuck Lillis, U S WEST Media Group president and CEO. "I'm particularly pleased with the performance of our domestic wireless and cable operations. U S WEST Cellular continues to lead the industry in subscriber, revenue and EBITDA growth. Meanwhile, MediaOne is growing its subscriber base at twice the cable industry average. Furthermore, we continue seeing improved operational results from our international businesses which demonstrates their long_term potential."
Results for individual lines of business include the following highlights.
                             CABLE AND TELEPHONY
In DOMESTIC CABLE-TV markets, Media Group reaches nearly 9.6 million subscribers. This line of business continues to exhibit strong subscriber, revenue and EBITDA growth compared with third quarter last year.
In addition to a strong performance in the Time Warner Entertainment (TWE) partnership, MediaOne increased subscribers by more than 7 percent and generated $26 million in EBITDA for a 46 percent margin.
In INTERNATIONAL CABLE-TV markets, Media Group continues increasing its international customer base. It now serves 1.7 million subscribers at the venture level.
On October 2, TeleWest, a combined cable-TV and telephone venture in the United Kingdom, completed its merger with SBC CableComms. This creates the world's largest independent cable and telephony operator with interests in 31 franchises covering 4.1 million homes.
                                   WIRELESS
In DOMESTIC WIRELESS markets, U S WEST Cellular continues producing record EBITDA coupled with strong customer growth.
* EBITDA was $85 million, a 49 percent increase compared with third quarter 1994.
* EBITDA margin for the quarter was 38 percent compared with 34 percent for the same period last year.
* U S WEST Cellular added 104,000 customers during the quarter. The company now serves a customer base of 1.3 million, a 55 percent increase from third quarter last year. This strong subscriber growth contributed to a 32 percent increase in cellular revenues.
During the quarter, U S WEST and AirTouch Communications (NYSE: ATI) announced completion of the first phase of their merger. Effective Nov. 1, the companies will establish a joint venture management company to support their combined cellular businesses in 16 of the nation's top 30 markets.
Subscribers to INTERNATIONAL WIRELESS joint ventures more than doubled from a year ago to 589,000. Media Group operates wireless joint ventures in the United Kingdom, Hungary, the Czech Republic, Slovakia and Russia. In August, Media Group began operating the first Global System for Mobile Communications
(GSM) cellular phone network in Malaysia.
                      DIRECTORY AND INFORMATION SERVICES
Media Group's DIRECTORY PUBLISHING BUSINESS, U S WEST Direct reported revenues of $257 million, a 7 percent increase from third quarter last year. EBITDA was $128 million, a 7 percent increase from third quarter last year.
Media Group also operates directory publishing companies in Brazil, Poland and the United Kingdom.
U S WEST Media Group operates three lines of businesses - cable and telephony, wireless, and directory and information services - in local markets around the world.
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